Exhibit 3.2

Delaware

The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “HERITAGE DISTILLING HOLDING COMPANY, INC.”, FILED IN THIS OFFICE ON THE THIRTY- FIRST DAY OF OCTOBER, A.D. 2023, AT 11:13 O’CLOCK A.M.

7350867 8100	Authentication: 204485552 Date: 10-31-23
SR# 20233854330
You may verify this certificate online at corp.delaware.gov/authver.shtml

ARTICLES OF AMENDMENT
TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF HERITAGE DISTILLING HOLDING COMPANY, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

October 31, 2023

Heritage Distilling Holding Company, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1. The Certificate of Incorporation of the Corporation is hereby amended by deleting Section 1 and replacing it in its entirety with the following:

Section 1. Authorized Shares. The Corporation is authorized to issue only one class of shares. The total number of shares of capital stock that the Corporation is authorized to issue is Ten Million (10,000,000) shares, par value $0.0001 per share, of which (a) five hundred thousand (500,000) shares shall be designated as Founders Common Stock (the “Founders Common Stock”) and (b) nine million five hundred thousand (9,500,000) shares shall be General Common Stock (the “General Common Stock”, and together with the Founders Common Stock, referred to herein as the “Common Stock”).

2. This foregoing amendment was duly adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to Certificate of Incorporation to be duly executed by an authorized officer this 31st day of October, 2023.

HERITAGE DISTILLING HOLDING COMPANY, INC.

By:	/s/ Justin Stiefel
Name :	Justin Stiefel
Title:	Chief Executive Officer

State of Delaware Secretary of State Division of Corporations Delivered 11:13AM 10/31/2023
FILED 11:13 AM 10/31/2023
SR 20233854330 - File Number 7350867